As filed with the Securities and Exchange Commission on _________________________.	Registration No. 333-59872

========================================================================

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
------------------------
FORM SB-2/A-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RELAY MINES LIMITED
(Name of small business issuer in its charter)

Nevada	1081	88-0488851
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

RELAY MINES LIMITED 1160-1040 West Georgia St. Vancouver, B.C., Canada V6E 4H1 (604) 605-0885	Conrad C. Lysiak, Esq. 601 West First Avenue, Suite 503 Spokane, Washington 99201 (509) 624-1475
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. []

=========================================================================

CALCULATION OF REGISTRATION FEE

Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock:	2,000,000 shares	$0.10	$200,000	$100.00

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

RELAY MINES LIMITED
Shares of Common Stock

Before this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts basis. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 150 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

We are a mineral exploration company with one property, title which is held by an unrecorded warranty deed. Our property has no proven or probable mineral reserves.

Bruno Mosimann, one of our officers and directors, will be the only person offering or selling our shares.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

	Price Per Share	Aggregate Offering Price	Proceeds to Us
Common Stock	$0.10	$200,000	$150,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

Until ______________________, ninety days after the effective date of this offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering.

Our Business

We are presently in the exploration stage. We own one property. There is no assurance that a commercially viable ore body exists in the property until appropriate work is done and a final evaluation based upon such work concludes economic and legal feasibility. We intend to explore for precious minerals on our property.

Our administrative office is located at 1160-1040 West Georgia Street, Vancouver, British Columbia, Canada V6E 4H1, telephone (604) 605-0885 and our registered statutory office is located at 3110 E. Sunset Road, Suite H1, Las Vegas, Nevada 89120. Our fiscal year end is June 30.

We are one of several exploration stage companies that Carlo Civelli, one of our officers and directors, is associated. Carlo Civelli is associated with four other exploration companies. Messrs. Civelli and Mosimann are our only officers and directors and will continue to control 71.43% of our outstanding common stock even if the maximum number of shares are sold.

No exploration work has been done on our property and no commercially exploitable reserves have been identified.

Our main expenses to date, $272,946, have been for the consulting services of Messrs Civelli and Mosimann.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001.
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 150 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to our company	Approximately $150,000.
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration. We believe that the required exploration work will cost up to $120,000 and will take approximately one year.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares in the offering are sold	7,000,000

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	For the Period from Inception to September 30,2001 (Unaudited)		For the Period from Inception to June 30, 2001 (Audited)
Balance Sheet Total Assets Total Liabilities Stockholders Equity	$ $ $	14 15,486 (15,472)	$ $ $	54 12,750 (12,696)
Income Statement Revenue Total Expenses Net Loss	$ $ $	-0- (290,472) (290,472)	$ $ $	-0- (287,696) (287,696)

RISK FACTORS

Please consider the following risk factors before deciding to invest in the common stock.

Risks Associated with our company:

1. Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and many have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance any additional capital to us, with the exception of advancing funds for filing reports with the SEC, we believe that if we do not raise at least $50,000 from our offering, we may have to suspend or cease operations within four months.

2. We have losses which we expect to continue into the future. If the losses continue we will have to suspend operations or cease operations.

We were incorporated in February 2001 and we have not started our proposed business operations or realized any revenues. Our net loss since inception is $290,472. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

* our ability to locate a profitable mineral property
* our ability to generate revenues
* our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We have no known ore reserves and we cannot guarantee we will find any precious minerals or if we find precious minerals that production will be profitable. If that happens we will have to cease operations.

We have no known ore reserves. We have not identified any precious minerals on the property and we cannot guarantee we will ever find any precious minerals. Even if we find that there are precious minerals on our property, we cannot guarantee that we will be able to recover the precious minerals. Even if we recover precious minerals, we cannot guarantee that we will make a profit. If we can't find precious minerals or it is not economical to recover them, we will have to cease operations.

4. If we don't raise enough money start exploration, we will have to delay our plan of operation or go out of business.

We are in the very early exploration stage and need the proceeds from our offering to start exploring for gold. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence its operations. If that occurs we will have to delay or cease operations.

5. Rain and snow may make the road leading to our property impassable. This will delay our proposed exploration operations which could prevent us from working.

While we plan to conduct our exploration year round, it is possible that snow or rain could cause roads leading to our claims to be impassible. When roads are impassible, we are unable to work.

6. Because we are small and do not have much capital, we must limit our exploration and as a result may not find mineralized material. If we do not find mineralized material, we will cease operations.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, even though our property may contain mineralized material. If we don't find mineralized material, we will cease operations.

7. We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

8. The price of precious minerals is depressed compared to past years. This makes it harder to make a profit. If we can't make a profit, we will have to cease operations until market conditions improve or cease operations altogether.

In order to maintain operations, we will have to sell our precious minerals for more than it costs us to mine there. The lower the price the more difficult it is to do this. If we can't make a profit we will have cease operations until the price of precious minerals increases or cease operations altogether.

9. We may not have enough money to complete our exploration and as a result may have to cease or suspend our operations.

We may not have enough money to complete our exploration of our property. Because we exploring raw undeveloped land, we do not know how much we will have to spend to find out if there is mineralized material on our property. It could cost as little as $10,000 and as much as $120,000 to find out. The first $50,000 we raise, however, will be used to cover the cost of this offering before we spend any money on our exploration program. Also, we do not know how much money we will raise in this offering. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can't raise it, we will have to suspend or cease operations.

10. Because title to our property is held in the name of another person, if he transfers our property to someone other than us, we will cease operations.

Title to our property is not held in our name. Title to our property is recorded in the name of Tom Tomczyk. Mr. Tomczyk has delivered a warranty deed to us, but we have not recorded it. As such, we have received our title by an unrecorded warranty deed. If Mr. Tomczyk transfers our property to a third person and he records his deed before we do, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations.

11. Because title to our property is in the name of Mr. Tomczyk, a creditor of Mr. Tomczyk could attach a lien on our property and have its sold. If this happens, the creditor or a third party could take title to our property and we will cease operations.

Because title to our property is in the name of Mr. Tomczyk, a creditor of Mr. Tomczyk could attach a lien on our property and have it sold. If that happens, the creditor or a third party buying the property at a judicial sale could take title to our property. If that happens, we will own no property and will cease operations.

12. Because our management team does not have technical training and/or experience in the exploration, development or production in the mining industry, we will have to hire qualified geologists and/or mining engineers to support our proposed exploration program. If we are unable to hire qualified geologists and/or engineers we may have to suspend operations until we are able to do so.

Because our management team does not have technical training and/or experience in the exploration, development or production in the mining industry, we will have to hire qualified geologists and/or mining engineers to support our proposed exploration program. If we are unable to hire qualified geologists and/or engineers we may have to suspend operations until we are able to do so.

Risks associated with this offering:

13. Because Messrs Civelli and Mosimann are risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.

Messrs Civelli and Mosimann, our only shareholders, will receive a substantial benefit from your investment. They paid expenses of $1,954, deposited cash of $100 and provided a loan of $12,750 which has to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs Civelli and Mosimann will lose only approximately $14,804.

14. Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

15. Because we will close the offering even if we do not raise enough funds to complete exploration, you may lose your investment.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances. As a result you may lose your investment.

Cautionary statement regarding forward looking statements.

Some discussions in this prospectus may contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this prospectus. Such factors include, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events.

USE OF PROCEEDS

Our offering is being made on a best efforts - no minimum basis. The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used offering expenses. We will use the net proceeds as follows:

Amount raised	$50,000	$100,000	$150,000	$200,000
Offering expenses	$50,000	$50,000	$50,000	$50,000
Net proceeds	$0	$50,000	$100,000	$150,000

Allocation

Exploration Working capital Repayment of funds advanced by Carlo Civelli	$ $ $	0 0 0	$ $ $	45,000 5,000 0	$ $ $	95,000 5,000 0	$ $ $	117,250 20,000 12,750

If less than $50,000 is raised in this offering, the money will be paid in the following order: (1) legal services; (2) accounting fees; (3) fees due the transfer agent; and, (4) printing expenses. Any unpaid expenses will be accrued as an expense and paid if and when funds ever become available.

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for each specific task. We believe that the required exploration work could cost up to $130,000 and take approximately one year.

We will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. After that, we will begin trenching the area. We believe that this could cost up to $20,000.

After that, we will examination of the underground characteristics of the property. This will entail more extensive trenching, advanced geophysical work and drift driving. Drift driving is the process of constructing a tunnel to take samples of minerals for testing. This, we believe, could cost up to $20,000.

Finally, we intend to precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body. This is accomplished through extensive drift driving. This will cost up to $90,000.

We are not going to spend any sums of money or implement our exploration program until this offering is completed. We have not begun exploration. We cannot allocate amounts more specifically than as set forth above. That is because we do not know what we will find, if anything, during the exploration process.

Working capital includes the cost of our office operations and to file reports with the SEC. In the event that we do not have funds available for our office operations and to file reports with the SEC, our officers and directors have agreed to advance the funds.

In the event we raise $200,000 from this offering, $12,750 will be repaid to Carlo Civelli for funds advanced by him. In the event we raise less than $200,000 from this offering, the funds advanced by Mr. Civelli will not be repaid from the proceeds of this offering.

Our offering expenses are comprised of an SEC filing fee, legal and accounting expenses, printing and transfer agent fees, and state securities registration fees. Mr. Mosimann will not receive any compensation for his efforts in selling our shares.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

* our lack of operating history
* the proceeds to be raised by the offering
* the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholders, and
* our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2001, the net tangible book value of our shares of common stock was a deficit of $(15,114) or approximately Nil per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $134,528, or approximately $0.02 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 28.57% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71.43% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share. Of the $275,000, $272,946, is attributed to services rendered.

If 75% of the Shares Are Sold:

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $84,528, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23.08% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 76.92% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

If 50% of the Shares Are Sold:

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $34,528, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.67% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83.33% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

If 25% of the Shares Are Sold:

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $(15,472), or approximately Nil per share. The net tangible book value of the shares held by our existing stockholders will be increased by Nil per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to Nil per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 9.09% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 90.91% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share
Net tangible book value per share before offering
Potential gain to existing shareholders
Net tangible book value per share after offering
Increase to present stockholders in net tangible book value per share after offering
Capital contributions
Number of shares outstanding before the offering
Number of shares after offering held by existing stockholders
Percentage of ownership after offering

$ $ $ $ $ $	0.055 (0.002) 200,000 134,528 0.02 275,000 5,000,000 5,000,000 71.43%

Purchasers of Shares in this Offering if all Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.08 200,000 2,000,000 28.57%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.09 150,000 1,500,000 23.08%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.09 100,000 1,000,000 16.67%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.10 50,000 500,000 9.09%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 150 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

We will sell the shares in this offering through Bruno Mosimann, one of our officers and directors. Mr. Mosimann will contact persons with whom he has a preexisting personal or business relationship by telephone from Switzerland. Mr. Mosimann will receive no commission from the sale of any shares. Mr. Mosimann will not register as a broker-dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Mosimann is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Mosimann is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Mosimann has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will start on the date of this prospectus and continue for a period of 150 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement
2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "RELAY MINES LIMITED."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber,

without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Penny Stock Rules

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

Offering expenses

We estimate our offering expenses to be about $50,000. The $50,000 is made up of attorney's fees of $30,000; auditing fees of $10,000; SEC filing fee of $100; printing expense of $3,500; state securities registration fees of $3,400; and transfer agent's fees of $3,000.

BUSINESS

General

We were incorporated in the State of Nevada on February 2, 2001. We are presently in the exploration stage. We own one property. There is no assurance that a commercially viable ore body exists in the property until appropriate work is done and a final evaluation based upon such work concludes economic and legal feasibility. We maintain our statutory registered agent's office at 3110 E. Sunset Road, Suite H1, Las Vegas, Nevada 89120 and our business office is located at 1160 - 1040 West Georgia Street, Vancouver, British Columbia, Canada V6E 4H1. Our telephone number is (604) 605-0885. Our offices are leased from Callinan Mines Ltd. on a month to month basis and our monthly rental is $-0-.

Background

In February 2001, Carlo Civelli our President and a member of the board of directors, acquired one mineral property containing six mining claims in British Columbia, Canada by arranging the staking of the same through Madman Mining Co., Inc., a corporation owned and controlled by Tom Tomczyk . Mr. Tomczyk believed the property to be promising because of his observation of quartz veins in the old tunnels on the property. Precious minerals such as gold, silver, and copper are found in quartz veins. We have not determined if there is precious minerals , silver or copper in the quartz veins. Messrs Civelli and Mosimann paid Madman Mining Co., Inc. $1,954 to stake the claims. The claims were due to expire on January 1, 2002, but were renewed through January 1, 2003. The claims will expire on January 1, 2003 if not renewed again. We intend to renew the claims. As part of the consideration paid to Madman Mining Co., Inc., Mr. Tomczyk agreed to hold record title to the property in his name. Madman paid Mr. Tomczyk $350.00 to hold the title in his name. The property is recorded in Mr. Tomczyk's name to avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed. An unrecorded deed is one which title to the property has been transferred to us, but the deed has not been filed with the British Columbia office of records. Title to the property is superior to all other unrecorded deeds. Should Mr. Tomczyk transfer title to another person and that deed is recorded before recording our deed, that person will have superior title and we will have none. If that event occurs, however, Mr. Tomczyk will be liable to us for monetary damages for breach of his warranty of title. Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We will also be required to form a British Columbia corporation which contains a board of directors a majority of which will have to be British Columbia residents. We have decided that if precious minerals are discovered on the property and it is economical to remove the precious minerals , we will record the deed, pay the additional tax, file as a foreign corporation and appoint directors of the subsidiary corporation who are residents of British Columbia. We are in possession of the unrecorded deed and the decision to record or not record the deed is solely within our province.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty. Ungranted minerals are commonly known as Crown minerals. Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located. In the case of the Company's property, that is the province of British Columbia. In the 19th century the practice of reserving the minerals from fee simple Crown grants was established. Legislation now ensures that minerals are reserved from Crown land dispositions. The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants. Most privately held mineral titles are acquired directly from the Crown. The Company's property is one such acquisition. Accordingly, fee simple title to the Company's property resides with the Crown. The Company's claims are mining leases issued pursuant to the British Columbia Mineral Act . The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

To date we have not performed any work on our property. We are presently in the exploration stage and there is no assurance that a commercially viable mineral deposit, a reserve, exists in our property until further exploration is done and a comprehensive evaluation concludes economic and legal feasibility. We have to begin exploration on or before January 28, 2002 or pay $150.00 to prevent the property from reverting to the Crown.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Location and Access

The property consists of six claims totaling approximately 375 acres. The property is located approximately 125 miles north of Vancouver, British Columbia, Canada within the Rocky Creek valley, 15 miles north from the village of Gold Bridge in southwestern British Columbia. The property is within the Lillooet Mining Division. Title to the mining claims is evidenced by a Record of Two Post Claim for each of the six claims filed by Tom Tomczck. Mr. Tomczyk has conveyed his interest in the claims to us by an unrecorded warranty deed.

Access to the property is from the west from Lillooet on the Bridge River Road to Tyaughton Lake turn-off, then northerly approximately 14 road miles up Relay Creek to the central portion of the property. The Bridge Road is an all weather, government maintained road suitable for travel using highway vehicles. The Relay Creek Main all weather gravel logging road passes within 2,200 feet of the southeastern boundary of property and the Relay Creek logging road, a secondary gravel road provides access through the center of the property.

During the summer months, alternative access to Bridge River from Vancouver is via Whistler, Pemberton and then the Hurley River logging road directly to Bridge River. This reduces travel time from Vancouver by approximately two hours.

We have the absolute right to explore for minerals on our property. The only condition to retaining title is the payment of an annual fee of $150.00 to renew the claims.

Physiography

The property is situated within the Chilcotin Range of the Coast Mountain region of southwestern British Columbia with elevations ranging from 3,950 feet within the Relay Creek valley and the south end of the claims to 4,600 feet at the northern most area of the property.

Slopes with the property are moderately steep throughout. Vegetation consists mainly of fir and pine trees, much of it mature second growth. The climate features warm summers and mild winters. The Relay Creek valley is fairly dry in the summer. Average yearly precipitation is twenty inches. A snow pack of five to eight feet begins to accumulate in November and lingers in places into May. The recommended field exploration season is from early April to late November, although the close proximity to access roads would allow for drilling or underground exploration on a year round basis.

Property Geology

Mr. Tomczyk has advised us that he has observed quartz veins in the old tunnels on the property. Precious minerals including gold, silver and copper are found in quartz veins. We have not determined if there are any precious minerals, including gold, silver or copper in the quartz veins. Further, there is no factual evidence to indicate the existence of a commercially viable mineral deposit.

Previous Exploration

We have been advised by independent sources that our property has been subjected to previous exploration. The property contains two tunnels driven in the 1930s. The upper tunnel runs for fifty feet and the main tunnel for 525 feet. In addition there is one set of underground workings which date from 1938. The workings consist of 692 feet of drifts, crosscuts, raises and slopes.

Other than the foregoing, we have no knowledge whether anyone has surveyed, mined, or prepared engineering, geological or metallurgical reports concerning our property.

Our Proposed Exploration Program

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

Our exploration program is designed to economically explore and evaluate our properties. We do not claim to have any minerals or reserves whatsoever at this time on any of our properties.

We intend to implement an exploration program and intend to proceed in the following three phases all of which will be performed by independent contractors hired by us. We will not hire anyone to start exploration until we receive funds from this offering to start exploring for precious minerals. We believe that the only equipment we will need to start exploration on the property will be a backhoe. We will lease the backhoe from and equipment rental or hire an independent contractor who owns a backhoe to the dig the trenches we refer to in this prospectus. We expect to have to pay $30,000 for a backhoe or $25.00 an hour for an independent contractor who owns his own backhoe.

The only equipment we will need is a backhoe to dig trenches. It is not possible to allocate specific dollar amounts to specific acts because we do not know what we will encounter during our trenching. As trenches are dug and we evaluate the results, we will determine if mineralized material exists. Mineralized material is a mineralized body which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metals. If mineralized material is found, we will then determined if it is profitable to extract the precious minerals.

Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have not begun exploration on our property. .

When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, like trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow easier restoration of the land to its pre-exploration condition when we conclude our operations. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

Phase 1 will take about 3 months and cost up to $20,000.

Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

* more extensive trenching
* more advanced geophysical work
* drift driving

Drift driving is the process of constructing a tunnel to take samples of minerals for testing. Later, the tunnel can be used for mining minerals . The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

Phase 2 will take about 3 months and cost up to $20,000.

Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any mineral body. This is accomplished through extensive drift driving. Phase 3 will take about 6 months and cost up to $90,000.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

Competitive Factors

The precious minerals mining industry is fragmented. We compete with other exploration companies looking for precious minerals. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the precious minerals mining market. While we compete with other exploration companies, there is no competition for the exploration or removal of mineral from our property. Readily available precious minerals markets exist in Canada and around the world for the sale of precious minerals. Therefore, we will be able to sell any precious minerals that we are able to recover.

Regulations

Our mineral exploration program is subject to the British Columbia Mineral Tenure Act Regulation. This act sets forth rules for

* locating claims
* posting claims
* working claims
* reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

In order to explore for precious minerals on our property we must submit the plan contained in this prospectus for review and pay a fee of $150.00. We believe that the plan as contained in this prospectus will be accepted and an exploration permit will be issued to us. The exploration permit is the only permit or license we will need to explore for precious minerals on our property.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1. Health and Safety
2. Archaeological Sites
3. Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

Employees

We intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employee will be Carlo Civelli. Because Mr. Civelli lives in Switzerland, he intends to retain engineers and geologists in British Columbia to manage the exploration of the property. No engineers and geologists have been selected as of the date of this prospectus and none will be selected or until we have raised enough money from this offering to start our exploration program.

Employees and Employment Agreements

At present, we have no employees, other than Messrs. Civelli and Mosimann, our officers and directors, who were compensated for their services. Messrs. Civelli and Mosimann do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to any employees. Messrs Civelli and Mosimann plan to devote 10% of their time to our operations. Messrs Civelli and Mosimann live and work full-time in Switzerland. We do not believe Messrs Civelli and Mosimann full-time employment in Switzerland or each officer and director's limited devotion of time to our business will have any adverse affect upon us.

Similar companies which Mr. Civelli is or has been Associated

Mr. Civelli has been associate with and is currently associated with a number of companies engaged in the exploration business. The table set forth below discloses other companies Mr. Civelli is or has been associated. In each case, with the exception of our company, Callinan Mines, Keystone Mines Limited and Abbott Mines Limited, Mr. Civelli owns less that 5% of the total outstanding shares of each corporation.

Company name, location and position	Stage of development	Date of formation and time dedicated
Callinan Mines Vancouver, British Columbia Officer & Director	Active, Producing 550,000 to 600,000 tons annually	May 1927, 1% of his time
Namibian Minerals London, England Director	Active, Diamond Mining	April 1967, 1% of his time
Keystone Mines British Columbia Officer & Director	Active, Start-Up	June 2000, 10% of his time
Abbott Mines British Columbia Officer & Director	Active, Start-Up	June 2000, 10% of his time

The foregoing companies are all engaged in exploration. The board of directors of each company determines when it will raise capital for its operations. Mr. Civelli as a director either votes for capital raising or votes against capital raising. With the exception of Abbott Mines Limited and Keystone Mines Limited, Mr. Civelli does not own sufficient securities to control the voting for or against capital formation.

Mr. Civelli does not receive cash compensation from any of the above companies for acting as an officer and director, with the exception of Keystone Mines Limited and Abbott Mines Limited. He does receive options and warrants as compensation. He owns stock in a number of the companies. The stock was acquired in open market transactions, with the exception of Keystone Mines Limited and Abbott Mines Limited. If Mr. Civelli owns any securities in the companies, they are as follows:

Company	Common Shares	Options	Warrants
Namibian Mines Ltd. Callinan Mines Ltd. Spatilizer Audio Labs Keystone Mines Abbott Mines	345,000 450,000 3,820,958 2,500,000 2,500,000	0 200,000 0 0 0	0 0 0 0 0

Company	Debentures
Spatilizer Audio Labs	$1,592,410

Of the 345,000 shares of Namibian Mines Ltd., 195,000 owned by Clarion Finanz AG and of the 3,820,958 shares of Spatilizer Audio Labs, 2,041,387 shares are owned by Clarion Finanz AG. Of the $1,592,410 of debentures of Spatilizer Audio Labs, $766,510 of the debentures are owned by Clarion Finanz AG. Spatilizer Audio Labs is not engaged in exploration or mining.

Mr. Mosimann is the president and managing director of Romofin AG, Zurich, Switzerland, a firm which supplies cash management advise to its customers. . Mr. Mosimann is not an officer or director of any other exploration or mining corporations.

The subsequent failure of our company will not have any adverse affect upon Messrs Civelli and Mosimann. The success of our operations could be beneficial to Messrs Civelli and Mosimann.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash to implement our project and stay in business.

To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. What ever money we do raise will be applied to exploration.

If we do not raise all of the money we need from this offering, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time, with the exception of advancing funds for filing reports with the SEC. . At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or equipment. We do not expect a change in our number of employees.

Our only milestone is the discovery of mineralized material on our property. Beyond that, we have not made any plans. We have not discovered any mineralized material on our property.

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we conduct into the research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Our Proposed Exploration Program

Our proposed exploration program is set forth in the "Business" section of this prospectus.

Results of Operations

From Inception on February 2, 2001

We just recently acquired our first property and are commencing the research and exploration stage of our mining operations on that property.

Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on February 2, 2001 to September 30, 2001 was $100, as a result of proceeds received from advances. In addition, a related party paid expenses in the amount of $12,750 directly to providers, and must be paid back and $ 1,954 for mining exploration expense which was paid back via issuance of common stock. The $12,750 will be paid back from the proceeds of this offering provided that we receive the maximum proceeds from this offering. If we do not receive the maximum proceeds from this offering, the $12,750 will not be paid from the proceeds of this offering, but will be repaid from revenues generated from operations. There is no assurance, however, that we will ever generate any revenues.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in February 2001. This was accounted for as a compensation expense of $272,946 and advances and reimbursement expenses of $2,054.

Since our inception, Mr. Civelli, has paid expenses from us in the total sum of $12,750, which included organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on a specific date. Mr. Civelli will accept repayment from us when money is available. If the maximum amount is raised, we intend to repay the $12,750 loaned to us from the proceeds of this offering. If the maximum amount is not raised from this offering, the $12,750 will be repaid from revenues generated from operations.

As of September 30, 2001, our total assets were $14 and our total liabilities were $15,468.

MANAGEMENT

Officers and Directors

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address	Age	Positions
Carlo Civelli Seefeldstrasse 214 Postfach CH-8034 Zurich, Switzerland	52	President, Treasurer, Principal Accounting Officer and a member of the Board of Directors
Bruno Mosimann Seefeldstrasse 214 Postfach CH-8034 Zurich, Switzerland	56	Secretary and a member of the Board of Directors

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Carlo Civelli has been our President, Treasurer, Principal Accounting Officer and a member of our board of directors since inception.

* From November 1992 to May 2001, Mr. Civelli was a director of Jordex Resources, Inc., a Canadian corporation and its Bahamian subsidiary corporation, which are engaged in investing in emerging technology companies.

* Since 1980, Mr. Civelli has been a managing director of Clarion Finanz AG located in Zurich, Switzerland. Clarion Finanz is engaged in the business of furnishing cash management advise to its customers. Mr. Civelli is a full time employee of Clarion Finanz.

* Since March 1993, Mr. Civelli has been a director of Spatilizer Audio Labs located in Los Angeles, California. Spatilizer Audio is engaged in the business of automotive sound systems.

* Since May 1994, Mr. Civelli has been a director of Namibian Minerals located in London, England. Namibian Minerals is engaged in the business of diamond exploration.

* Since February 1998, Mr. Civelli has been a director of Callinan Mines Limited located in Vancouver, British Columbia.

* Since June 2000, Mr. Civelli has been Secretary and a director of Keystone Mines Limited, a Vancouver, British Columbia mining corporation.

* Since June 2000, Mr. Civelli has been Secretary and a director of Abbott Mines Limited, a Vancouver, British Columbia mining corporation.

* Abbott Mines Limited, Keystone Mines Limited, Nambian Minerals and Spatilizer Audio Laboratories, Inc. file reports with the SEC pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934.

Bruno Mosimann has been our Secretary and a member of our board of directors since inception.

* Since April, 1985, Mr. Mosimann has been President and Managing Director of Romofin AG, a firm which furnishes cash management advise to its customers which is located in Zurich, Switzerland.

Conflicts of Interest

We believe that Carlo Civelli be subject to conflicts of interest. The conflicts of interest arise from Messrs. Civelli's relationships with other exploration corporations. In the future, Mr. Civelli will continue to be involved in the exploration business for other entities which will result in the conflicts of interest. At the present time, we do not foresee a direct conflict of interest because we do not intend to acquire any additional mining properties. The only conflicts that we foresee is Mr. Civelli's devotion of time to mining projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us from our inception on February 2, 2001 through September 30, 2001 for each our officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table
					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position [1]	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Carlo Civelli President	2001	0	0	0	$ 136,473	0	0	0

Bruno Mosimann Secretary	2001	0	0	0	$ 136,473	0	0	0

We do not plan to pay any salary to our officers and directors in 2001 other than the shares of common stock they have already received.

Option/SAR Grants.

Information concerning individual grants of stock options, whether or not in tandem with stock appreciation rights ("SARs"), and freestanding SARs made from inception on February 2, 2001 until September 30, 2001 is reflected in the table below.

Option/SAR Grants from inception on February 2, 2001 until September 30, 2001.

Individual Grants	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name	Securities Underlying Options/SARs Granted (#)	Percent of Total Number of Options/SARs Granted to Employees in Fiscal Yr	Exercise or Base Price	Expiration Date
Carlo Civelli	0	0%	$ 0.00	0
Bruno Mosimann	0	0%	$ 0.00	0

Long-Term Incentive Plan Awards.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Compensation of Directors.

The members of the Board of Directors are not compensated by us for acting as such.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering . The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering Assuming that 100% of the Shares are Sold	Percentage of Ownership Before Offering	Percentage of Ownership After Offering Assuming that 100% of the Shares are Sold
Carlo Civelli Seefeldstrasse 214 Postfach CH-8034 Zurich, Switzerland	2,500,000	2,500,000	50.00%	35.71%
Bruno Mosimann Seefeldstrasse 214 Postfach CH-8034 Switzerland	2,500,000	2,500,000	50.00%	35.71%
All Officers and Directors as a Group (2 persons)	5,000,000	5,000,000	100.00%	71.43%

[1] The persons named above may be deemed to be a parent and promoter of our company by virtue of his/its direct and indirect stock holdings. Messrs. Civelli and Mosimann are the only promoters of our company.

Future Sales by Existing Stockholders

A total of 5,000,000 shares of common stock were issued to the existing stockholders, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

A total of 5,000,000 shares of stock were issued to our two officers and directors. The average price of $0.055 was a result of services performed and repayment of advances. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

Even if we sell all 2,000,000 shares of common stock in this offering, Messrs Civelli and Mosimann will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs Civelli and Mosimann will be able to elect all of our directors and control our operations.

Because Messrs Civelli and Mosimann will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 71.43% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

In February 2001, we issued a total of 5,000,000 shares of restricted common stock to Carlo Civelli and Bruno Mosimann, officers and directors of our company. This was accounted for as a compensation expense of $272,946 and advances and reimbursement expenses of $2,054.

Since our inception, Mr. Civelli, advanced loans to us in the total sum of $12,750, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on a specific date . Mr. Civelli will accept repayment from us when money is available. We plan to repay the loan from the proceeds of this offering provided that we raise the maximum amount.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the the period from inception to June 30, 2001, included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Bank of America Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus. Further our financial statements for the period from inception through September 30, 2001 and for the three months ended September 30, 2001 have been reviewed by Williams and Webster, P.C.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an Independent Certified Public Accountant.

Our financial statements immediately follows:

RELAY MINES LIMITED
(An Exploration Stage Enterprise)
TABLE OF CONTENTS

September 30, 2001

The Board of Directors
Relay Mines Limited
Vancouver, BC
Canada

ACCOUNTANT'S REVIEW REPORT

We have reviewed the accompanying balance sheet of Relay Mines Limited (an exploration stage enterprise), as of September30,2001 and the related statements of operations, stockholders' equity, and cash flows for the three months then ended and for the period from February 2, 2001 (inception) to September 30, 2001. All information included in these financial statements is the representation of the management of Relay Mines Limited.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

The financial statements for the year ended June 30, 2001 were audited by us and we expressed an unqualified opinion on it in our report dated August 22, 2001. We have not performed any auditing procedures since that date.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As discussed in Note 2, the Company has been in the exploration stage since its inception and has no revenues. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
November 16, 2001

Board of Directors
Relay Mines Limited
Vancouver, BC CANADA

INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Relay Mines Limited (an exploration stage enterprise) (a Nevada corporation) as of June 30, 2001, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from February 2, 2001 (inception) to June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Relay Mines Limited (an exploration stage enterprise) as of June 30, 2001, and the results of its operations and its cash flows for the period from February 2, 2001 (inception) to June 30, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. As discussed in Note 2, the Company has been in the exploration stage since its inception and has no revenues. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

August 22, 2001

RELAY MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) BALANCE SHEETS
	September 30, 2001 (unaudited)	June 30, 2001
ASSETS
CURRENT ASSETS
Cash	$14	$54
Total Current Assets	14	54
TOTAL ASSETS	$14	$54
LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$2,736	$1,750
Related party payables	12,750	11,000
Total Current Liabilities	15,486	12,750
COMMITMENTS AND CONTINGENCIES	-	-
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.00001 par value; 5,000,000 shares issued and outstanding	50	50

Additional paid-in capital	274,950	274,950
Deficit accumulated during exploration stage	(290,472)	(287,696)
Total Stockholders' Equity (Deficit)	(15,472)	(12,696)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$14 ==============	$54 ============

See accompanying notes and accountant's review report.

RELAY MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) STATEMENTS OF OPERATIONS
	Three Months Ended September 30, 2001 (unaudited)		Year Ended June 30, 2001	Period of February 2, 2001 (Inception) to September 30, 2001 (unaudited)
REVENUES		$-	$-	$-
EXPENSES
Consulting services		-	272,946	272,946
Legal and accounting		2,736	12,750	15,486
Mining exploration expense		-	1,954	1,954
Other general and administrative expenses		40	46	86
TOTAL EXPENSES		2,776	287,696	290,472
LOSS BEFORE INCOME TAXES		(2,776)	(287,696)	(290,472)
INCOME TAXES		-	-	-
NET LOSS		$(2,776) ============	$(287,696) ============	$(290,472) ============
NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$	nil ============	$(0.06) ============	$(0.06) ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING BASIC AND DILUTED		5,000,000 ============	5,000,000 ============	5,000,000 ============

See accompanying notes and accountant's review report.

RELAY MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
		Additional Paid-in Capital	Accumulated During the Exploration Stage	Total Stockholders' Equity (Deficit)
Common Stock
Number of Shares
Amount

Issuance of common stock in February 2001 for Services and in payment of advances at approximately $0.055 per share	5,000,000	$50	$274,950	$-	$275,000

Loss for the period ending June 30, 2001	-	-	-	(287,696)	(287,696)

Balance, June 30, 2001	5,000,000	50	274,950	(287,696)	(12,696)

Loss for three months ending September 30, 2001	-	-	-	(2,776)	(2,776)

Balance, September 30, 2001 (unaudited)	5,000,000 ==========	$50 =====	$274,950 =========	$(290,472) =========	$(15,472) =========

See accompanying notes and accountant's review report.

RELAY MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) STATEMENTS OF CASH FLOWS
	Three Months Ended September 30, 2001 (unaudited)		Year Ended June 30, 2001		Period from February 2, 2001 (Inception) to September 30, 2001 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss		$(2,776)		$(287,696)		$(290,472)
Adjustments to reconcile net loss to net cash used by operating activities:

Payment of expenses from issuance of stock		-		274,900		274,900
Increase in accounts payable		2,736		1,750		2,736
Increase in related party payables		-		11,000		12,750
Net cash used by operating activities		(40)		(46)		(86)
CASH FLOWS FROM INVESTING ACTIVITIES:		-		-		-
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from advances		-		100		100
Net cash provided by financing activities		-		100		100
Change in cash		(40)		54		14
Cash, beginning of period		54		-		-
Cash, end of period		$14 ============		$54 ============		$14 ============
SUPPLEMENTAL CASH FLOW DISCLOSURES:
Interest paid	$	- ============	$	- ============	$	- ============
Income taxes paid	$	- ============	$	- ============	$	- ============

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued in payment of consulting and other expenses		$-		$274,900		$274,900
Stock issued in payment of advances		$-		$100		$100

See accompanying notes and accountant's review report.

RELAY MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2001

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Relay Mines Limited (hereinafter "the Company") was incorporated on February 2, 2001 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company maintains offices in Las Vegas, Nevada and in Vancouver, British Columbia. The Company's fiscal year end is June 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Exploration Stage Activities
The Company has been in the exploration stage since its formation in February 2001 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company will actively prepare the site for extraction and enter a development stage.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company incurred a net loss of $290,472 for the period February 2, 2001 (inception) to September 30, 2001 and had no revenues. The future of the Company is dependent upon its ability to obtain financing and upon future successful explorations for and profitable operations from the development of mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Accounting Method
The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

RELAY MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America, requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Fair Value of Financial Instruments
The carrying amounts for cash, and payables approximate their fair value.

Basic and Diluted Loss Per Share
Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share were the same, as there were no common stock equivalents outstanding.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Impaired Asset Policy
In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company does not believe any adjustments are needed to the carrying value of its assets at September 30, 2001.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At September 30, 2001, the Company had net deferred tax assets of approximately $2,500, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at September 30, 2001.

RELAY MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Provision for Taxes (continued)
At September 30, 2001, the Company has net operating loss carryforwards of approximately $17,000, which expire in the year 2021. The Company recognized approximately $273,000 of losses for the issuance of common stock for services in 2001, which were not deductible for tax purposes and are not included in the above calculation of deferred tax assets.

Exploration Costs
In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred.

Compensated Absences
Currently, the Company has no employees; therefore, no policy regarding compensated absences has been established. The Company will establish a policy to recognize the costs of compensated absences at the point in time that it has employees.

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which is effective for the Company as of January 1, 2001. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At September 30, 2001, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

RELAY MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Concentration of Risk
The Company maintains its cash accounts in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is a business checking account maintained in U.S. dollars, which totaled $14 as of June 30, 2001. This account is not insured.

Foreign Currency Valuation
Assets and liabilities of the Company's foreign operations are translated into U.S. dollars at the year-end exchange rates, and revenue and expenses are translated at the average exchange rates during the period. The net effect of exchange differences arising from currency translation is disclosed as a separate component of stockholders' equity. Realized gains and losses from foreign currency transactions are reflected in the results of operations.

Interim Financial Statements
The interim financial statements for the period ended September 30, 2001 included herein have not been audited, at the request of the Company. They reflect all adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for the period. All such adjustments are normal recurring adjustments. The results of operations for the period presented is not necessarily indicative of the results to be expected for the full fiscal year.

Accounting Pronouncements
In June 2001, the FASB issued SFAS No. 141, "Business Combinations" and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 provides for the elimination of the pooling-of-interests method of accounting for business combinations with an acquisition date of July 1, 2001 or later. SFAS No. 142 prohibits the amortization of goodwill and other intangible assets with indefinite lives and requires periodic reassessment of the underlying value of such assets for impairment. SFAS No. 142 is effective for fiscal years beginning after December15,2001. An early adoption provision exists for companies with fiscal years beginning after March 15, 2001. On July 1, 2001, the Company adopted SFAS No. 142. Application of the nonamortization provision of SFAS No. 142 is expected to have no effect on net income in fiscal 2002. The Company is currently evaluating the impact of the transitional provisions of the statement.

NOTE 3 - MINING CLAIMS

In February 2001, the Company, through an unrelated third party, acquired 100% of the rights, title and interest in six mining claims in the Mugwump property, Relay Creek Valley, British Columbia, Canada. Although the claims are recorded in a third party's name for tax purposes, title to the claims has been conveyed to the Company via an unrecorded deed. The Company has assigned no value to these claims, as there is no evidence showing proven and probable reserves.

RELAY MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2001

NOTE 4 - COMMON STOCK

On February 2, 2001, 5,000,000 shares of the Company's common stock were issued to officers and directors only. There was no public offering of any of the Company's securities. The aforementioned shares issued were in payment of services valued at $272,946, expenses of $1,954 and advances of $100. These shares were issued pursuant to exemption from registration contained in Section 4 (2) of the Securities Act of 1933.

In February 2001, the Company acquired 100% of the rights, titles and interests in six mining claims in Mugwump property, Relay Creek Valley, British Columbia. Payment of $39 was required to record the six mining claims and is included in mining exploration expense in the accompanying financial statements. These amounts were paid by the shareholders and repaid by the Company in the form of stock as stated above.

NOTE 5 - RELATED PARTIES

Officers and directors have advanced monies to the Company to open a checking account and in payment of expenses. The funds advanced to open the checking account were repaid as part of the stock transaction described in Note 4. The balance of the advances have been recorded as short-term, uncollateralized loans, bearing no interest and having no specific due date.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Mining Industry
The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

Office Space
The Company occupies office space provided by an unrelated party at no charge. The value of this space is not considered materially significant for financial reporting purposes.

RELAY MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
September 30, 2001

NOTE 6 - COMMITMENTS AND CONTINGENCIES (continued)

Registration with the Securities and Exchange Commission
The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $30,000. Of this amount, $10,000 was paid when attorney services began and is recorded as legal fees in the accompanying financial statements. The remaining $20,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

Foreign Operations
The accompanying balance sheet includes $14 relating to the Company's assets in Canada. Although this country is considered politically and economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Federal Taxes State Taxes Engineering Blue Sky Fees/Expenses Transfer Agent Fees	$100.00 3,500.00 10,000.00 30,000.00 0.00 0.00 0.00 3,400.00 3,000.00
TOTAL	$50,000.00 ============

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Carlo Civelli Seefeldstrasse 214 Postfach CH-8034 Zurich, Switzerland	02/28/01	2,500,000	Services valued at $136,473 and advances of $1,027
Bruno Mosimann Seefeldstrasse 214 Postfach CH-8034 Zurich, Switzerland	02/28/01	2,500,000	Services valued at $136,473 and advances of $1,027

We issued the foregoing restricted shares of common stock to Messrs. Civelli and Mosimann under Section 4(2) of the Securities Act of 1933. Messrs. Civelli and Mosimann are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been previously filed unless otherwise noted.

Exhibit No. 3.1* 3.2* 4.1* 5.1* 10.1* 10.2* 10.3* 10.4* 10.5* 10.6* 10.7* 15.2 23.7 23.8 99.1*

Document Description

Articles of Incorporation.
Bylaws.
Specimen Stock Certificate.
Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
Mugwump #1 Claim.
Mugwump #2 Claim
Mugwump #3 Claim
Mugwump #4 Claim
Mugwump #5 Claim
Mugwump #6 Claim
Warranty Deed
Consent of Williams & Webster, P.S., Certified Pubic Accountants.
Consent of Williams & Webster, P.S., Certified Public Accountants.
Consent of Conrad C. Lysiak, Esq.
Subscription Agreement.

* Previously filed

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Zurich, Switzerland, on this 16th day of January, 2002.

RELAY MINES LIMITED
BY:	/s/ Carlo Civelli Carlo Civelli, President, Chief Executive Officer, Principal Accounting Officer, Principal Financial Officer and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Carlo Civelli, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature /s/ Carlo Civelli Carlo Civelli /s/ Bruno Mosimann Bruno Mosimann	Title President, Chief Executive Officer, Treasurer, Principal Accounting Officer, Principal Financial Officer, and a member of the Board of Directors Secretary and a member of the Board of Directors	Date 01-16-02 01-16-02